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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT





The Board of Directors
View Systems, Inc.:


         We consent to incorporation by reference in the registration statement on Form SB-2 and the annual report on Form 10-KSB of View Systems, Inc. of our report dated March 17, 2000, relating to the consolidated balance sheet of View Systems, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999.

                                       /s/ Stegman and Company


Baltimore, Maryland
March 29, 1999


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